UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2014
Artisan Partners Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35826	45-0969585
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

875 E. Wisconsin Avenue, Suite 800 Milwaukee, WI 53202
(Address of principal executive offices and zip code)

(414) 390-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The following proposals were submitted to the stockholders of Artisan Partners Asset Management Inc. (the “Company”) at the 2014 annual meeting of stockholders held on May 28, 2014.

1.	The election of seven directors to serve until the 2015 annual meeting of stockholders.

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.
For more information about the foregoing proposals and annual meeting, see the Company’s proxy statement dated April 17, 2014.
Proposal 1 - Election of Directors
Seven nominees were elected to serve on the Company’s Board of Directors until the 2015 annual meeting of stockholders as shown below:

Nominees	For	Withheld	Broker Non-Votes
Andrew A. Ziegler	146,512,589	348,025	2,578,088
Matthew R. Barger	145,509,210	1,351,404	2,578,088
Eric R. Colson	146,692,067	168,547	2,578,088
Tench Coxe	146,013,264	847,350	2,578,088
Stephanie G. DiMarco	146,343,041	517,573	2,578,088
Jeffrey A. Joerres	145,405,876	1,454,738	2,578,088
Allen R. Thorpe	146,001,722	858,892	2,578,088

Proposal No. 2 - Ratification of independent registered public accounting firm
The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified by the votes set forth below.

For	Against	Abstain
148,376,736	997,150	64,816

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artisan Partners Asset Management Inc.
Date: May 30, 2014

By:	/s/ Sarah A. Johnson
Name:	Sarah A. Johnson
Title:	Executive Vice President, Chief Legal Officer and Secretary